EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated July 14, 2017, with respect to the consolidated financial statements of Get Educated International Proprietary Limited included in the Current Report on Form 8-K/A of 2U, Inc. dated August 7, 2017. We consent to the incorporation by reference of said report in the Registration Statements of 2U, Inc. on Form S-8 (File No. 333-194943) and on Form S-3 (File No. 333-207088).

/s/ GRANT THORNTON LLP

Arlington, Virginia

August 7, 2017